Exhibit 11

                      E. I. DU PONT DE NEMOURS AND COMPANY

                        CALCULATION OF EARNINGS PER SHARE
                     (Dollars in millions, except per share)

                                                                              Years Ended December 31
                                                ----------------------------------------------------------------------------------
                                                    2002             2001            2000             1999              1998
                                                -------------  ---------------  ---------------  ---------------   ---------------
NUMERATOR:
Income from continuing operations before
  cumulative effect of changes in accounting
  principles and extraordinary item             $       1,841  $         4,328  $         2,314  $           219   $         1,648
Preferred dividends                                       (10)             (10)            (10)              (10)              (10)
                                                -------------  ---------------  ---------------  ---------------   ---------------
Income from continuing operations available to
  common stockholders before cumulative effect
  of changes in accounting principles and
  extraordinary item                                    1,831            4,318            2,304              209             1,638

Discontinued operations                                  --               --               --              7,471             3,033
Extraordinary item                                       --               --               --               --                (201)
Cumulative effect of a change in accounting
  principle                                            (2,944)              11             --               --                  --
                                                -------------  ---------------  ---------------  ---------------   ---------------
Net income (loss) available to common
  stockholders                                         (1,113)           4,329            2,304            7,680             4,470
                                                =============  ===============  ===============  ===============   ===============

DENOMINATOR:
Weighted-average number of common shares-
  Basic(1)                                        994,355,229    1,035,992,748    1,043,358,416    1,084,537,228     1,128,826,525

Assumed issuance of dilutive shares related to
  dilutive options                                  4,381,811        5,171,881        7,684,108       13,433,101        16,520,503
                                                -------------  ---------------  ---------------  ---------------   ---------------
Weighted-average number of common shares-
  Diluted                                         998,737,040    1,041,164,629    1,051,042,524    1,097,970,329     1,145,347,028
                                                =============  ===============  ===============  ===============   ===============


BASIC EARNINGS (LOSS) PER SHARE OF COMMON
  STOCK:
Income from continuing operations before
  cumulative effect of changes in accounting
  principles and extraordinary item             $        1.84  $          4.17  $          2.21  $          0.19   $          1.45
Discontinued operations                                  --               --               --               6.89              2.69
Extraordinary item                                       --               --               --               --               (0.18)
Cumulative effect of a change in accounting
  principle                                             (2.96)            0.01             --               --                --
                                                -------------  ---------------  ---------------  ---------------   ---------------
Net income (loss)                               $       (1.12) $          4.18  $          2.21  $          7.08   $          3.96
                                                =============  ===============  ===============  ===============   ===============

DILUTED EARNINGS (LOSS) PER SHARE OF
  COMMON STOCK:
Income from continuing operations before
  cumulative effect of changes in accounting
  principles and extraordinary item             $        1.84  $          4.15  $          2.19  $          0.19   $          1.43
Discontinued operations                                  --               --               --               6.80              2.65
Extraordinary item                                       --               --               --               --               (0.18)
Cumulative effect of a change in accounting
  principle                                             (2.95)            0.01             --               --                 --
                                                -------------  ---------------  ---------------  ---------------   ---------------
Net income (loss)                               $       (1.11) $          4.16  $          2.19  $          6.99   $          3.90
                                                =============  ===============  ===============  ===============   ===============

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(1) Excludes treasury stock and shares held by the DuPont Flexitrust